UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2025 (July 3, 2025)

Oaktree Strategic Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01471	87-6827742
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On July 3, 2025, Oaktree Strategic Credit Fund (the “Company”) entered into Amendment No. 3 (the “JPM Amendment”) to the Loan and Security Agreement, dated as of February 24, 2023 (as amended and restated, the “JPM Loan and Security Agreement”), among OSCF Lending SPV, LLC, as borrower, the Company, as parent and servicer, Citibank, N.A., as collateral agent and securities intermediary, Virtus Group, LP, as collateral administrator, the lenders party thereto, and JPMorgan Chase Bank, National Association, as administrative agent. Among other things, the JPM Amendment:

•	increased the commitment under the JPM Loan and Security Agreement from $500 million to $700 million;

•

reduced the interest rate margin on secured overnight financing rate (“SOFR”) loans from 2.50% to (i) 1.50% if the borrowings are used to purchase broadly syndicated loans and other liquid debt securities (as defined in the JPM Loan and Security Agreement) or (ii) 1.90% on all other borrowings;

•	extended the reinvestment period from May 29, 2027 to July 3, 2029; and

•	extended the final maturity date from May 29, 2029 to July 3, 2030.

On July 3, 2025, the Company also entered into First Amendment to Loan and Servicing Agreement (the “MS Amendment”) to Loan and Servicing Agreement, dated as of February 23, 2024 (as amended and restated, the “MS Loan and Servicing Agreement”), among OSCF Lending II SPV, LLC, as borrower, the Company, as transferor and servicer, Citibank, N.A., as the collateral agent, account bank and collateral custodian, Virtus Group, LP, as collateral administrator, each of the lenders from time to time party thereto, and Morgan Stanley Asset Funding, Inc., as the administrative agent. Among other things, the MS Amendment:

•	increased the commitment under the MS Loan and Servicing Agreement from $200 million to $400 million;

•	adds an “accordion” feature that allows the borrower, subject to certain conditions, to propose one or more increases in the maximum commitment up to an amount not to exceed $600 million;

•

reduced the interest rate margin on SOFR loans during the reinvestment period from 2.35% to (i) 1.60% if the borrowings are used to purchase broadly syndicated loans or (ii) 1.85% on all other borrowings;

•	extended the reinvestment period from February 23, 2027 to July 3, 2028; and

•	extended the final maturity date from February 23, 2029 to July 3, 2029.

The description above is only a summary of the material provisions of the JPM Amendment and the MS Amendment and is qualified in its entirety by reference to copies of each, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

On July 3, 2025, the Company repaid all outstanding borrowings under that certain loan and servicing agreement (the “CIBC Loan and Servicing Agreement”) among OSCF Lending V SPV, LLC (“SPV V”), a wholly owned subsidiary of the Company, as borrower, the Company, as transferor and servicer, Computershare Trust Company, N.A., as securities intermediary, collateral custodian, collateral agent and collateral administrator, the lenders party thereto, and Canadian Imperial Bank of Commerce, as administrative agent, following which the CIBC Loan and Servicing Agreement was terminated. Obligations under the CIBC Loan and Servicing Agreement would have otherwise matured on November 21, 2025.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 3, dated as of July 3, 2025, to the Loan and Security Agreement, dated as of February 24, 2023, among OSCF Lending SPV, LLC, as borrower, the Company, as parent and servicer, Citibank, N.A., as collateral agent and securities intermediary, Virtus Group, LP, as collateral administrator, the lenders party thereto, and JPMorgan Chase Bank, National Association, as administrative agent

10.2	First Amendment to Loan and Servicing Agreement, dated as of July 3, 2025, to Loan and Servicing Agreement, dated as of February 23, 2024, among OSCF Lending II SPV, LLC, as borrower, the Company, as transferor and servicer, Citibank, N.A., as the collateral agent, account bank and collateral custodian, Virtus Group, LP, as collateral administrator, each of the lenders from time to time party thereto, and Morgan Stanley Asset Funding, Inc., as the administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC CREDIT FUND

Date: July 7, 2025	By:	/s/ Christopher McKown
Name: Christopher McKown
Title: Chief Financial Officer and Treasurer